Exhibit 10.15

AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into as of May 20, 2003, by and among American Medical Technologies, Inc., a Delaware corporation (the “Seller”), BioLase Technology, Inc., a Delaware corporation (“Parent”), and BL Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Purchaser”).

RECITALS

A. WHEREAS, the Seller, Parent and the Purchaser entered into that certain Asset Purchase Agreement, dated May 12, 2003 (the “Purchase Agreement”); and

B. WHEREAS, the Seller, Parent and the Purchase amended the Purchase Agreement pursuant to that certain Amendment No. 1 to Asset Purchase Agreement, dated May 16, 2003.

C. WHEREAS, the Seller, Parent and the Purchaser desire to amend Section 2.1(e) of the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties to the Purchase Agreement hereby agree that the Purchase Agreement shall be amended as follows:

1. Amendment to Section 2.1(e). The parties agree that Section 2.1(e) shall be deleted in its entirety and replaced with the following:

“(e) the right to assume, to the extent assignable, all sales channels, sponsorship agreements with teaching institutes and other arrangements, at the option of the Purchaser, to the extent of laser sales. The Seller agrees to use its best efforts to facilitate such assumption and/or restore such channels, within its reasonable means to do so. The Seller and the Purchaser agree that the Purchaser is not obligated to assume any of the Seller’s dealer agreements, either domestic or international, either in total or in part.”

2. Remainder of Purchase Agreement Unchanged. Except as amended by this Amendment, the Purchase Agreement shall otherwise remain in full force and effect.

3. Governing Law. This Amendment shall be governed by and construed under the laws of the State of California, without regard to its conflicts of laws provisions.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. Facsimile Signatures. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other parties. The original signature copy shall be delivered to the other parties by mail. The failure to deliver the original signature copy and/or the non-receipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Amendment.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year first above written.

AMERICAN MEDICAL TECHNOLOGIES, INC.,
a Delaware corporation

Signature:	/s/ ROGER W. DARTT
Roger W. Dartt
President and Chief Executive Officer

BIOLASE TECHNOLOGY, INC.,
a Delaware corporation

Signature:	/s/ JEFFREY W. JONES
Jeffrey W. Jones
President and Chief Executive Officer

BL ACQUISITION CORP.,
a Delaware corporation

Signature:	/s/ JEFFREY W. JONES
Jeffrey W. Jones
President and Chief Executive Officer